UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2021

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2021, Aquestive Therapeutics, Inc. (the “Company”) received a written waiver (the “Waiver”) from the holders of the Company’s 12.5% Senior Secured Notes due 2025 (the “Notes”) pursuant to which the principal payment due under the Notes on September 30, 2021 was deferred in order to provide sufficient time for the execution of a proposed Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), by and among the Company and U.S. Bank National Association, as Trustee (the “Trustee”) and collateral agent thereunder, to the Indenture, dated as of July 15, 2019 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee in connection with the Notes. Pursuant to the proposed Fourth Supplemental Indenture, the amortization schedule for the Notes would be amended to provide for the date of the first amortization payment to be extended to March 30, 2023. The proposed Fourth Supplemental Indenture would not change the maturity date of the Notes or the interest payment obligation due under the Notes. In connection with the proposed Fourth Supplemental Indenture, upon execution of the Fourth Supplemental Indenture, the Company would enter into a Consent Fee Letter with the holders of the Notes, pursuant to which the Company would agree to pay the holders of the Notes an additional cash payment of $2.7 million in the aggregate, payable in four quarterly payments beginning March 30, 2022. Under the Waiver, the period of the waiver of principal payment due under the Notes commenced on September 30, 2021 and expires upon the occurrence of the earlier to occur of the execution of the Fourth Supplemental Indenture and December 31, 2021 or such later date consented to by the holders of the notes (the “Waiver Period”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 relating to the Waiver is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Waiver Agreement dated as of September 30, 2021, among Aquestive Therapeutics, Inc., at the Noteholder party thereto.
99.1	Press release dated October 6, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2021	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer
(Principal Financial Officer)